Exhibit 99.1

Contact: Kevin Coleman +1 610-889-5247

AMETEK Completes Two Acquisitions

— Nu Instruments Adds to Position in High-End Elemental Analysis —
— HS Foils Brings Unique Technology to Materials Analysis Business —

BERWYN, PA, AUGUST 4, 2016 – AMETEK, Inc. (NYSE: AME) today announced that it has completed two acquisitions: Nu Instruments, a leading provider of high-performance mass spectrometers used for elemental and isotopic analysis, and HS Foils, a provider of radiation detector components, including ultrathin radiation windows, silicon drift detectors and x-ray filters.

“Nu Instruments and HS Foils are both excellent, highly strategic acquisitions for the Materials Analysis Division within our Electronic Instruments Group. They provide unique technical capabilities and allow us to strengthen and expand our high-end analytical instrumentation portfolio,” comments David A. Zapico, AMETEK Chief Executive Officer.

Nu Instruments
Nu Instruments offers a full suite of magnetic sector mass spectrometers used in advanced laboratory analysis across demanding research applications in earth and environmental sciences, material characterization, and nuclear isotope analysis. Nu’s customers include leading universities, research institutions, and technical manufacturing and materials analysis companies.

“Nu Instruments further broadens our product offering and technical capabilities in high-end analytical instrumentation,” adds Mr. Zapico. “Its products and markets are highly complementary with our CAMECA advanced elemental analysis business and it provides us with opportunities for accelerating product innovation and market expansion worldwide.”

Headquartered in Wrexham, UK, Nu Instruments is a privately held company with annual sales of approximately $25 million. It joins AMETEK as part of the Materials Analysis Division within AMETEK’s Electronic Instruments Group (EIG).

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AMETEK COMPLETES TWO ACQUISITIONS

HS Foils
HS Foils is the developer of patented silicon nitride window technology that significantly expands the limits of X-ray window performance and areas of application. It also has extensive expertise in silicon PIN and silicon drift detector manufacturing.

“With HS Foils, we acquire an exciting silicon nitride window technology that is highly complementary to our Materials Analysis businesses, including Amptek, EDAX, CAMECA and SPECTRO,” says Mr. Zapico. “The addition of HS Foils will enable world-class instrument performance across our businesses.”

HS Foils is privately held and based in Helsinki, Finland. It joins AMETEK as part of Amptek within the Materials Analysis Division within AMETEK’s Electronic Instruments Group (EIG).

AMETEK EIG is a leader in advanced analytical, monitoring, testing, calibrating and display instruments with annual sales of $2.4 billion.

Corporate Profile
AMETEK is a leading global manufacturer of electronic instruments and electro-mechanical devices with annual sales of $4.0 billion. AMETEK’s Corporate Growth Plan is based on Four Key Strategies: Operational Excellence, Strategic Acquisitions, Global & Market Expansion, and New Products. AMETEK’s objective is double-digit percentage growth in earnings per share over the business cycle and a superior return on total capital. The common stock of AMETEK is a component of the S&P 500 Index.

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AMETEK COMPLETES TWO ACQUISITIONS

Forward-looking Information
Statements in this news release relating to future events, such as AMETEK’s expected business and financial performance, are “forward-looking statements.” Forward-looking statements are subject to various factors and uncertainties that may cause actual results to differ significantly from expectations. These factors and uncertainties include AMETEK’s ability to consummate and successfully integrate future acquisitions; risks associated with international sales and operations; AMETEK’s ability to successfully develop new products, open new facilities or transfer product lines; the price and availability of raw materials; compliance with government regulations, including environmental regulations; changes in the competitive environment or the effects of competition in our markets; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries we serve. A detailed discussion of these and other factors that may affect AMETEK’s future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements.

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